UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 8, 2011

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As previously reported on a Form 8-K dated March 25, 2011, the Board of Directors of Pier 1 Imports, Inc. (the “Company”) approved fiscal year 2012 long-term incentive awards. Each of the Company’s named executive officers, other than its President and Chief Executive Officer, received a long-term equity incentive award on April 8, 2011.  Alex W. Smith, the Company’s President and Chief Executive Officer, received long-term equity incentive awards pursuant to his employment agreement as previously reported on a Form 8-K dated February 27, 2011.  The form of grant agreements filed as exhibits 10.1 and 10.2 to the February 27, 2011 Form 8-K have been amended by the mutual agreement of the Company and Mr. Smith as of April 8, 2011 to provide that the shares of common stock governed by such awards for which the restrictions have not lapsed are not entitled to receive cash dividends, if any, paid on such shares.

Information regarding the long-term equity incentive awards for the named executive officers is set forth in Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

		Exhibit No.	Description

		10.1	Summary of Long-Term Equity Incentive Awards for the named executive officers of Pier 1 Imports, Inc.

		10.2	Form of Restricted Stock Award Agreement - April 8, 2011 Performance-Based Award

		10.3	Form of Restricted Stock Award Agreement – April 8, 2011 Time-Based Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: April 14, 2011	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Long-Term Equity Incentive Awards for the named executive officers of Pier 1 Imports, Inc.

10.2	Form of Restricted Stock Award Agreement – April 8, 2011 Performance-Based Award

10.3	Form of Restricted Stock Award Agreement – April 8, 2011 Time-Based Award